UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1 to
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 19, 2006
AmericanWest Bancorporation
(Exact name of registrant as specified in its charter)

WASHINGTON	0-18561	91-1259511
State or Other Jurisdiction of	Commission File No.	I.R.S. Employer Identification Number
Incorporation or Organization
41 West Riverside Avenue, Suite 400
Spokane, Washington 99201
(Address of principal executive offices)
(509) 467-6993
(Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On October 19, 2006, AmericanWest Bancorporation filed a Form 8-K with the Securities and Exchange Commission via the EDGAR filing system (the “Original 8-K”). Exhibit 99.2 of the Original 8-K inadvertently contained material from a prior Form 8-K filed by AmericanWest Bancorporation earlier in the day on October 19, 2006. This Form 8-K/A is identical to the Original 8-K except that a revised Exhibit 99.2 is included herewith.
Item 8.01. Other Events.
On October 18, 2006, AmericanWest Bancorporation (“AmericanWest”) announced that it had entered into an Agreement and Plan of Merger (“Merger Agreement”) with Far West Bancorporation (“Far West”), the holding company for Far West Bank, based in Provo, Utah, pursuant to which Far West will merge (the “Merger”) with and into AmericanWest, with AmericanWest being the surviving corporation. Following the completion of the merger, Far West Bank will merge with and into AmericanWest Bank, a wholly-owned subsidiary of AmericanWest, with AmericanWest Bank being the resulting bank. AmericanWest Bank’s operations in the State of Utah will operate under the name “Far West Bank, a division of AmericanWest Bank.”
On October 19, 2006, AmericanWest and Far West each distributed letters to their respective shareholders and to Far West Bank employees announcing the merger, along with question and answer information sheets with additional information about the proposed acquisition. The AmericanWest shareholder letter is attached as Exhibit 99.1 and the Far West shareholder letter is attached as Exhibit 99.2. A letter to Far West employees from AmericanWest President and Chief Executive Officer Robert M. Daugherty is attached as Exhibit 99.3. A question and answer sheet distributed to Far West employees and accessible by AmericanWest Bank’s and Far West Bank’s customers on their respective websites is attached as Exhibit 99.4.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
     This document and the attachments hereto contain comments and information that constitute “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability of the companies to obtain the required shareholder or regulatory approvals for the transaction; the ability of the companies to consummate the transaction; the ability to successfully integrate the companies following the transaction; a material adverse change in the financial condition, results of operations or prospects of either company; the ability to fully realize the expected cost savings and revenues or the ability to realize them on a timely basis; the risk of borrower, depositor and other customer attrition after the transaction is completed; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by AmericanWest with the Securities and Exchange Commission. When used in this document and the attachments hereto, the words “believes,” “estimates,” “expects,” “should,” and “anticipates,” and similar expressions as they relate to either company or the proposed transaction are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. AmericanWest does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
ADDITIONAL INFORMATION
     Materials filed with this Current Report on Form 8-K may be deemed to be offering or solicitation materials of AmericanWest Bancorporation and Far West Bancorporation in connection with the proposed merger of Far West with and into AmericanWest. Shareholders are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4, which AmericanWest will file with the SEC in connection with the proposed acquisition, because both will contain important information about AmericanWest, Far West, the acquisition and related matters. The directors and executive officers of AmericanWest and Far West may be deemed to be participants in the solicitation of proxies from their respective shareholders. Information regarding AmericanWest’s participants and their security holdings can be found in its most recent proxy statement filed with the SEC, and information for both AmericanWest and Far West participants in the joint proxy statement/prospectus when it is filed with the SEC. All documents filed with the SEC are or will be available for free, both on the SEC web site (http://www.sec.gov) and from AmericanWest by directing a request to AmericanWest Bancorporation, Attention: Investor Relations, 41 West Riverside Avenue, Suite 400, Spokane, WA 99201 and from Far West by directing a request to Far West Bancorporation, President, 201 East Center Street, Provo, UT 84606.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

	99.1	Letter to AmericanWest Bancorporation shareholders.

	99.2	Letter to Far West Bancorporation shareholders.

	99.3	Letter to Far West Bancorporation employees from Robert M. Daugherty, President and Chief Executive Officer of AmericanWest Bancorporation

	99.4	Question and answer sheet.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION

Date: October 19, 2006	By:	/s/ Patrick J. Rusnak

Patrick J. Rusnak
Chief Operating Officer